THE SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2742593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Preferred Share Purchase Rights	The NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

None	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                 Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2017, and is incorporated herein by reference.

Item 2.                                 Exhibits.

Exhibit Number	Description
3.1, 4.1

Certificate of Incorporation of the Registrant, as restated (incorporated herein by reference to Exhibits 3.1 and 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 001-10865)

3.2, 4.2

Certificate of Amendment to Restated Certificate of Incorporation of the Registrant as filed on May 21, 2015 with the Delaware Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 28, 2015, File No. 001-10865)

3.3, 4.3	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 17, 2015, File No. 001-10865)
4.4

Specimen certificate representing the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-10865)

3.4, 4.5

Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1, 4.1 to the Registrant’s Current Report on Form 8-K filed April 10, 2017, File No. 001-10865)

4.6

Rights Agreement, dated April 7, 2017, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed April 10, 2017, File No. 001-10865)

4.7	Form of Right Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed April 10, 2017, File No. 001-10865)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 10, 2017	AMAG PHARMACEUTICALS, INC.

	By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1, 4.1

Certificate of Incorporation of the Registrant, as restated (incorporated herein by reference to Exhibits 3.1 and 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 001-10865)

3.2, 4.2

Certificate of Amendment to Restated Certificate of Incorporation of the Registrant as filed on May 21, 2015 with the Delaware Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 28, 2015, File No. 001-10865)

3.3, 4.3	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 17, 2015, File No. 001-10865)
4.4

Specimen certificate representing the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-10865)

3.4, 4.5

Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1, 4.1 to the Registrant’s Current Report on Form 8-K filed April 10, 2017, File No. 001-10865)

4.6

Rights Agreement, dated April 7, 2017, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed April 10, 2017, File No. 001-10865)

4.7	Form of Right Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed April 10, 2017, File No. 001-10865)